Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 and related proxy statement/prospectus of 10X Capital Venture Acquisition Corp. II of our report dated January 20, 2023, with respect to the consolidated financial statements of African Agriculture, Inc, which appears in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ Whitley Penn LLP

Houston, Texas

January 20, 2023